UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 1, 2006

WENDY'S INTERNATIONAL, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-08116	31-0785108
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4288 West Dublin-Granville Road, Dublin, Ohio		43017
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-764-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2006, Kerrii B. Anderson received an award of 16,234 restricted stock units ("RSUs") for her service as interim Chief Executive Officer and President of the Company. The RSUs can be settled only in common shares of the Company and include dividend equivalent rights. For Mrs. Anderson, 25% of the RSUs will vest on May 1, 2007 and an additional 25% of the RSUs will vest on May 1 of each of the next three years. The vesting dates would be accelerated if the Company is involved in certain change-in-control transactions as specified in the Company’s 2003 Stock Incentive Plan (the "Plan"). If Mrs. Anderson’s employment is terminated for any reason other than (i) death, (ii) disability, (iii) retirement or (iv) termination by the Company (including constructive discharge) other than for cause on or before April 25, 2008, any remaining RSUs will be forfeited as of the date of such termination. If her employment is terminated by reason of her (i) death, (ii) disability, (iii) retirement or (iv) if her employment is terminated by the Company (including constructive discharge) other than for cause on or before April 25, 2008, all remaining RSUs will vest as of the date of such termination. Dividends on RSUs, payable only as additional common shares, are paid on all RSUs outstanding as of the dividend payment date. The additional shares issued under the terms of the dividend equivalent rights will vest at the same time as the underlying shares.

The Compensation Committee (the "Committee") of the Company’s Board of Directors also authorized execution of an agreement with Mrs. Anderson that will provide that all performance shares, Earned Performance Shares, restricted shares and RSUs previously granted by the Company to Mrs. Anderson will vest in the event her employment is terminated by the Company (including constructive discharge) other than for cause on or before April 25, 2008. The agreement will also provide that in the event her employment is terminated by the Company (including constructive discharge) other than for cause on or before April 25, 2008, Mrs. Anderson will be entitled to receive a cash payment for any unexercised stock options held by her equal to the difference between the fair market value of the Company’s common shares and the exercise price of the options on the date of termination and a cash payment equal to two times her annualized base salary.

Base salary and bonus amounts payable to Mrs. Anderson were not changed from the amounts previously approved.

Also on May 1, 2006, James V. Pickett received an award of 3,247 RSUs for his service as Chairman of the Board. In addition, as Chairman of the Board, Mr. Pickett will receive an additional quarterly retainer of $25,000. The RSUs can be settled only in common shares of the Company and include dividend equivalent rights. For Mr. Pickett, 50% of the RSUs will vest on May 1, 2007 and the remaining 50% will vest on May 1, 2008. The vesting dates would be accelerated if the Company is involved in certain change-in-control transactions as specified in the Plan. If Mr. Pickett’s service as a director is terminated for any reason other than death, disability or retirement, any remaining RSUs will be forfeited as of the date of such termination. If his service as a director is terminated by reason of his death, disability or retirement, all remaining RSUs will vest as of the date of such termination. Dividends on RSUs, payable only as additional common shares, are paid on all RSUs outstanding as of the dividend payment date. The additional shares issued under the terms of the dividend equivalent rights will vest at the same time as the underlying shares.

Effective May 1, 2006, David J. Near assumed the position of Chief Operations Officer at Wendy’s International, Inc. In connection with his commencement of employment, the Committee awarded Mr. Near 10,146 performance shares and related dividend equivalent rights under the Plan.

Subject to the Company reporting positive earnings, before interest and taxes, by the Wendy’s brand for the last half of its 2006 fiscal year and to the satisfaction of the service vesting condition described below, the number of shares of the Company’s common stock (the "Earned Performance Shares") to be issued to Mr. Near in settlement of the performance shares will be determined by multiplying the stated number of performance shares (excluding any performance shares credited pursuant to dividend equivalent rights) by the performance multiplier based on actual reported earnings, before interest and taxes, by the Wendy’s brand for the last half of fiscal 2006 determined in accordance with an established formula. The Company’s actual reported earnings, before interest and taxes, by the Wendy’s brand for the last half of fiscal 2006 will, without further Committee action, be determined by disregarding the impact of (i) severance costs or other charges incurred by the Wendy’s brand in connection with the Company’s initiative to reduce its overhead as part of an organizational restructuring of the Company, and related costs of outside consultants and advisors and (ii) new accounting standards or interpretations issued in 2006.

The number of performance shares awarded to Mr. Near will, without further Committee action, be adjusted in the event of a spin-off of Tim Hortons Inc. prior to May 1, 2007, such that the fair market value of the performance shares or Earned Performance Shares (calculated as though the fair market value of a performance share or Earned Performance Share is equal to the fair market value of a common share of the Company) immediately prior to the spin-off is equal to the fair market value of the performance shares or Earned Performance Shares (calculated in the same manner) immediately after the spin-off, and the number of shares of the Company’s common stock issued in settlement of the Earned Performance Shares will be adjusted proportionately to the adjustment in the number of performance shares or Earned Performance Shares. The Committee may exercise its discretion to reduce the number of Earned Performance Shares actually earned in accordance with the provisions of the Plan.

If all of the aforesaid conditions are satisfied, and the Committee certifies attainment of the performance objectives, then, 25% of the Earned Performance Shares will vest on May 1, 2007 and an additional 25% of the Earned Performance Shares will vest on May 1 of each of the next three years. The vesting dates applicable to any unvested performance shares and Earned Performance Shares would be accelerated if the Company is involved in certain change-in-control transactions as specified in the Plan. If Mr. Near’s employment is terminated for any reason other than death, disability or retirement, any remaining performance shares and Earned Performance Shares will be forfeited as of the date of such termination. If Mr. Near’s employment is terminated by reason of his death, disability or retirement, all remaining performance shares and Earned Performance Shares will vest as of the date of such termination.

Mr. Near will also be issued dividend equivalent rights in respect of the performance shares and Earned Performance Shares. The dividend equivalent rights will provide that any dividends or distributions that would have been paid or made with respect to the performance shares and Earned Performance Shares will be converted into additional performance shares and Earned Performance Shares based on the fair market value of the Company’s common shares on the date such dividend or distribution is made (provided that no fractional shares will be issued), the additional performance shares and Earned Performance Shares thus acquired will be subject to the same restrictions on transfer, risk of forfeiture and vesting schedule as the Earned Performance Shares initially granted.

Neither the performance shares nor the Earned Performance Shares will have voting rights.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WENDY'S INTERNATIONAL, INC.

May 5, 2006	By:	Kerrii B. Anderson

Name: Kerrii B. Anderson
Title: Chief Executive Officer & President